EXHIBIT 21

Subsidiaries

Varco International Inc. (US-DE)

Varco U.S. Holdings Inc. (US-DE)

Varco US Finance Inc. (US-DE)

Varco do Brasil Ltda. (Brazil)

Varco Al-Mansoori LLC (UAE-49%)

Varco International Inc. Pte. Ltd. (Singapore)

Varco BJ B.V. (Netherlands)

Varco Drilling Equipment do Brasil Ltda. (Brazil-99.9%)

Varco (Sara) India Pvt. Ltd. (India-60%)

Rig Technology Limited (UK)

Varco (UK) Ltd. (UK)

Varco BJ FSC Inc. (Barbados)

Varco de Venezuela C.A. (Venezuela)

Herramientas Varco SA de CV (Mexico-49%)

SmarTract, Inc. (US-TX-9.57%)

Brandt Interests Inc. (80%-US-DE)

Brandt Energy Environmental LP (1% US-TX)

TVI Holdings LLC (US-DE)

Tubo-FGS LLC (US-DE) Gen. Prtnr. (1%)

Fiber Glass Systems LP (US-TX)

Varco LP (US-DE)

LL TT Ltd (Trinidad)

Servizi Ispettivi Srl (Italy)-95%

Star Sudamtex SA (50%-Venezuela)

Fiber Glass Systems Holding LLC (US-DE) Ltd. Prtnr. (99%)

Fiber Glass Systems LP (US-TX)

Fiber Glass Systems LP Branch (Kazakhstan)

Varco LP (DE)

Brandt Co de Argentina (Argentina-.1% inactive)

Varco I/P Inc. (US-DE)

Smart Screen Systems Inc. (US-MN)

Tuboscope Vetco do Brasil Equipamentos e Servicos Ltda (Brazil)

Tuboscope Vetco (Thailand) Ltd. (Thailand)

Tuboscope Vetco Moscow (Russia)

VCR (Panama) Inc. (fka Tuboscope Vetco Services (Panama) Inc.)

Tuboscope Vetco Services (Panama) Inc. -Abu Dhabi branch

Tuboscope Vetco Services (Panama) Inc. -Kuwait branch

Tuboscope Vetco Services (Panama) Inc. -Singapore branch

Tuboscope Vetco (Nigeria) Ltd. (40%-Nigeria)

Vetco Enterprises AG (Switzerland)

Tuboscope Vetco Osterreich GmbH (Austria)

Vetco Saudi Arabia Ltd. (P/S-45%)

Tuboscope Vetco (Deutschland) GmbH (Germany)

Tuboscope Vetco (Deutschland) GmbH (Germany) -Bahrain branch

Tuboscope Vetco (Deutschland) GmbH (Germany) -France branch

Tuboscope Vetco (Deutschland) GmbH (Germany) -Oman branch

Tuboscope Vetco (Deutschland) GmbH (Germany) -Netherlands branch

Tuboscope Vetco (Deutschland) GmbH (Germany) -Egypt branch

Tuboscope Vetco Technology GmbH (Germany)

Tuboscope Vetco Technology GmbH (Germany)-Russia Representative Office

Tuboscope Vetco Technology GmbH (Germany) -Equatorial Guinea branch

Tuboscope Vetco (Brunei) SDN BDH (49%)

Vetco Abu Dhabi (P/S-United Arab Emirates-45%)

Vetco Coating GmbH (Germany)

Tuboscope Vetco de Argentina, S.A. (Argentina)

Tuboscope Vetco Canada Inc. (Canada)

Varco Shearer Inc. (fka Varco Coating Ltd.) (Canada)

V/I Canada Inc. (fka ICO Canada Inc.) (Canada)

Tuboscope Pipeline Services Canada Inc. (Canada)

Tuboscope (Far East) Pte Ltd. (Singapore)

Pesaka Inspection Services SDN.BDH (49%-Malaysia)

Tuboscope Far East Pte Ltd.-Australia branch

Tuboscope Norge AS (Norway)

Varco Norge A/S (Norway)

CTES (P/S US- TX-25%)

Tulsa Equipment Manufacturing Co (US-OK)

Tuboscope Services de Bolivia S.A. (Bolivia)

Brandt Servicios de Petroleros S.A. (Peru)

Varco Canada Limited (Canada)

Tuboscope Pipeline Services Inc. ( 77%-US-TX)

Vetco Pipeline Services Inc. (US-TX)

Vetco Pipeline Services Ltd. (Canada)

Tuboscope Vetco Mexico S.A. de C.V. (Mexico)

Servicios Tubulares TT SA de CV (Mexico) (1%)

Varco L.P. - Brandt Norge (Norway Branch)

MSD de Venezuela C.A. (Venezuela)

Tuboscope Vetco (France) S.A. (France)

Texas Oil Tools Inc. (US-NV)

Tuboscope MECL (Trinidad) Ltd. (50% P/S)

Varco L.P.-Ecuador Branch (Ecuador Br.)

Coil Services (North Sea) Limited (fka Quality Tubing (UK)) (UK)

Quality Tubing FSC (Virgin Islands)

Quality Tubing SA (Venezuela)

Tube-Kote Inc. (US-TX)

Church Oil Tools (US-TX)

Tuboscope (Holding US) Inc (US-DE)

Harbin WFOE LLC (China)

Varco (Beijing) Co. Ltd. (WFOE) (China)

FGS Fiber Glass SuZhou Co.Ltd. (China)

Varco UK Acquisitions Ltd. (UK)

Elmar Services Ltd (UK)

Elmar Engineering Ltd. (UK)

Elmar Screens Ltd. (UK)

Elmar Rentals Ltd. (UK)

Elmar Casings Ltd. (UK)

Morinoak International Ltd. (UK)

Morinoak Engineering Ltd. (UK)

Tuboscope Holdings Ltd. (UK)

Varco Ltd. (UK)

Tuboscope Vetco (UK) Ltd. (UK)

Environmental Procedures (UK) Ltd. (UK)

Tuboscope Vetco Capital Ltd. (UK)

TVCC-Kazakhstan Branch

SSR (International) Ltd. (UK)

The Brandt Company (UK) Ltd.

Pressure Control Engineering Ltd. (UK)

Chargewood Ltd (UK)

Enaco (UK)

Pump Systems Ltd. (UK)

Enaco Mudcat Systems Ltd. (UK)

Mud Rentals Ltd. (UK)

Elmar Services (Middle East) Ltd. (UAE)

Elmar Far East Pty. Ltd. (fka Elmar Services Pty. Ltd.) (Australia)

Tuboscope Pipeline Services Ltd. (UK)

Tuboscope Pipeline Services Inc. (23%-US-TX)

NDT Systems & Services AG (Germany-23.75%)

Linalog Ltd. (UK)

Hydra Rig UK Limited (fka Weston) (UK)

Inspecciones y Pruebas No Destructivas SA de CV (Mexico) 99.9%

EPI (US-DE)

Advanced Wirecloth Inc. (US-LA)

Tuboscope Mexico SA de CV (Mexico)

Servicios Tubulares TT SA de CV (Mexico) (99%)

Tuboscope Brandt de Colombia Branch (fka EPI Colombia Branch)

Drexel Oilfield Services WLL (49% Dubai, UAE)

Tuboscope Brandt de Venezuela SA (Venezuela)

Brandt Company de Argentina SA (Argentina)

Screen Mfg. Company Ltd. (Trinidad)

Venwell International Inc. Trinidad branch

Varco Drilling Equipment do Brasil Ltda. (Brazil-.1%)

Hydra Rig, Inc. (US-DE)

Elmar Far East Pte. Ltd. (fka Eastern Oil Tools) (Singapore)

Servizi Ispettivi SRL (Italy-5%)

Brandt Oilfield Services (M) Sdn Bhd (29% Malaysia)